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                                                                      EXHIBIT 14

                         AMERITRADE HOLDING CORPORATION

                       CODE OF BUSINESS CONDUCT AND ETHICS


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                         AMERITRADE HOLDING CORPORATION

                       CODE OF BUSINESS CONDUCT AND ETHICS

INDEX:

I.    Purpose and Background

II.   Applicability

III.  Standards of Business Conduct and Ethics

      A.  Honest and Ethical Conduct

      B.  Full, Fair, Accurate, Timely and Understandable Public Disclosure
      C.  Full, Accurate and Timely Regulatory Reporting
      D.  Compliance with Laws, Rules and Regulations
      E.  Waiver
      F.  Disclosure of Waiver and Amendment

IV.   Additional Standards and Policies

      A.  Trading of Securities
      B.  Protection of Intellectual Property
      C.  Protection of Confidential Information
      D.  Corporate Opportunity
      E.  Fair Dealing
      F.  Equal Employment Opportunity and Harassment
      G.  Protection and Use of Company Assets
      H.  Record Keeping
      I.  Waiver

V.    Reporting Violations

      A.  Reporting Violations of the Code
      B.  Anonymous Reporting of Violations
      C.  Anti-Retaliation

VI.   Compliance and Accountability

Appendix of Defined Terms



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                         AMERITRADE HOLDING CORPORATION

                       CODE OF BUSINESS CONDUCT AND ETHICS

I.   PURPOSE AND BACKGROUND

     This Code of Business Conduct and Ethics (this "Code") is designed (a) to promote (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in the reports and documents Ameritrade Holding Corporation ("Ameritrade") files with or submits to the Securities and Exchange Commission (the "SEC") and in other public communications made by Ameritrade (collectively, the "Public Disclosures"), and (iii) compliance with applicable laws, rules and regulations, (b) to deter wrongdoing, and (c) to help foster an atmosphere of ethical and prudent conduct throughout the Company. This Code outlines the broad principles of legal and ethical business conduct embraced by Ameritrade and its subsidiaries (collectively, the "Company"). It is not a complete list of legal or ethical standards applicable to members of the Board of Directors, officers or associates (i.e., employees) of the Company.

     In addition to this Code, the Company has adopted policies addressing specific issues, including, but not limited to, those expressed or referenced in the Associate Handbook, the Trading Policies and Procedures, the Global Information Protection Program, and the Delegation of Authority Policy, some of which are cross-referenced in this Code. These policies are not part of this Code but they are important and you are required to familiarize yourself and comply with all the Company's policies.

II.  APPLICABILITY

     This Code applies to the members of the Board of Directors, the officers and the associates of the Company (collectively referred to in this Code as the "Covered Persons"). Sections I-III, V and VI of this Code constitute the Company's Code of Ethics for the purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder and the Company's Code of Conduct for the purposes of NASD Rule 4350(n).

     The Code should be provided to and generally followed by the Company's agents and representatives, including contract or temporary personnel and outside consultants.


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III. STANDARDS OF BUSINESS CONDUCT AND ETHICS

     A. HONEST AND ETHICAL CONDUCT

     In performing his or her duties, each of the Covered Persons shall act in accordance with high standards of honest and ethical conduct including taking appropriate actions to permit and facilitate the ethical handling and resolution of actual or apparent conflicts of interest between personal and professional relationships. These standards do not prohibit any action that is permitted by Ameritrade's Certificate of Incorporation.

     B. FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE PUBLIC DISCLOSURE

     In performing his or her duties, each of the Covered Persons who is responsible for or otherwise involved in the process of preparation or review of Ameritrade's Public Disclosures shall take appropriate action within his or her areas of responsibility to cause the Company's public disclosures to be full, fair, accurate, timely, and understandable.

     Each of the Covered Persons who is responsible for recording or providing financial or other information or who is otherwise called upon to provide information in connection with the Public Disclosure process shall take appropriate and prompt action to provide full and accurate information to those Covered Persons who are responsible for or otherwise involved in the process of preparation or review of the Company's Public Disclosures.

     In performing his or her duties, each of the Covered Persons who is responsible for or otherwise involved in the process of preparation or review of the Company's Public Disclosures, within his or her areas of responsibility and in accordance with the Public Disclosure process, shall provide full and accurate financial and other information to, and engage in open and honest discussions with: (a) the Company's Board of Directors, Audit Committee, Chief Executive Officer, Chief Financial Officer and Corporate Audit department in connection with the Public Disclosure process and (b) the Company's outside auditors in connection with their audits and reviews of the Company's financial statements and reports and documents filed with or submitted to the SEC and the Company's internal control over financial reporting.

     C. FULL, ACCURATE, AND TIMELY REGULATORY REPORTING

     In performing his or her duties, each of the Covered Persons who is responsible for or otherwise involved in the process of preparation or review of the Company's Regulatory Reporting shall take appropriate action within his or her areas of responsibility to cause the Company's Regulatory Reporting to be full, accurate, and timely. "Regulatory Reporting" means the reporting or disclosing of all information required to be filed, submitted or disclosed by the Company's broker/dealer or investment advisor subsidiaries with or to the SEC, state regulatory agencies, the NASD, or other regulatory authorities.

     Each of the Covered Persons who is responsible for recording or providing financial or other information or who is otherwise called upon to provide information in connection with the Regulatory Reporting process shall take appropriate and prompt action to provide full and accurate information to those Covered Persons who are responsible for or otherwise involved in the process of preparation or review of the Company's Regulatory Reporting.


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     In performing his or her duties, each of the Covered Persons who is responsible for or otherwise involved in the process of preparation or review of the Company's Regulatory Reporting, within his or her areas of responsibility and in accordance with the Regulatory Reporting process, shall provide full and accurate financial and other information to, and engage in open and honest discussions with: (a) the Company's Board of Directors, Audit Committee, Chief Executive Officer, Chief Financial Officer and Corporate Audit department in connection with the Regulatory Reporting process and (b) the Company's outside auditors in connection with their audits and reviews of the Company's Regulatory Reporting.

     D. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     In performing his or her duties, each of the Covered Persons shall comply, and take appropriate action within his or her areas of responsibility to cause the Company to comply, with applicable governmental laws, rules, and regulations and applicable rules and regulations of self-regulatory organizations.

     E. WAIVER

     Ameritrade's Board of Directors has the authority to approve a waiver from any provision of this Section III of the Code for Ameritrade's directors or executive officers. The Company's General Counsel, the Chief Administrative Officer and the Audit Committee each has the authority to approve a waiver from any provision of this Section III of the Code for all other Covered Persons and Company agents and representatives. Each of the Company's General Counsel and the Chief Administrative Officer will report promptly to the Chief Executive Officer, the Chief Financial Officer or the Audit Committee any waiver he or she approves from any provision of this Section III of the Code.

     F. DISCLOSURE OF WAIVER AND AMENDMENT

     Ameritrade will publicly disclose information concerning any waiver or an implicit waiver of this Section III of the Code for any of Ameritrade's directors, executive officers, principal executive officer, principal financial officer and the principal accounting officer or controller or persons performing similar functions, as required by applicable law, rule or regulation. A waiver means the approval of a material departure from a provision of this Section III of the Code. Ameritrade will publicly disclose any amendment of this Section III of the Code as required by applicable law or regulation.


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IV.  ADDITIONAL STANDARDS AND POLICIES

     A. TRADING OF SECURITIES

     Covered Persons must not buy or sell securities on the basis of material nonpublic information relating to the Company or any other issuer of securities or communicate material, non-public information to another person who buys or sells securities on the basis of the information. Covered Persons should refer to the Company's Trading Policies.

     B. PROTECTION OF INTELLECTUAL PROPERTY

     It is the Company's policy to protect the intellectual property developed, licensed or otherwise owned by the Company. Covered Persons should refer to the Company's Intellectual Property Protection Policy.

     C. PROTECTION OF CONFIDENTIAL INFORMATION

     It is the Company's policy to protect the following information from unauthorized disclosure or use:

  o Confidential information about the Company and its clients, including business, financial, technical, research and development, personnel and personal information; and

  o Any information that the Company obtains from another company or person in confidence under a nondisclosure agreement.

Company policy also involves taking reasonable measures to establish proprietary rights to trade secrets and to avoid infringement of others' intellectual property rights. Covered Persons should refer to the Company's Confidential Information Protection Policy.

     D. CORPORATE OPPORTUNITY

     Each of the Covered Persons owes a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Except as expressly permitted by Ameritrade's Certificate of Incorporation, a Covered Person, may not compete against the Company or take for himself or herself, or direct to a third party an opportunity that would be an appropriate opportunity for the Company that is discovered in the course of such person's service to or employment by the Company or through the use of the Company's property or information, unless the Company has already been offered the opportunity and turned it down.

     E. FAIR DEALING

     It is the Company's policy to engage in honest business competition. It does not seek competitive advantages through illegal or unethical business practices. In furtherance of this policy, each of the Covered Persons should deal fairly with all other Covered Persons and the clients, service providers, and suppliers of the Company.


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     No Covered Person should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentations of material facts, or any unfair dealing practice.

     Fair dealing requires that the Company deal with competitors at arm's length. For example, agreements to restrain trade by setting prices with competitors violate antitrust laws designed to encourage competition. Fair dealing also requires that Covered Persons not make illegal payments -- which could include gifts, favors, entertainment and cash -- to government officials. Each of the Covered Persons must comply with the Foreign Corrupt Practices Act, which generally prohibits giving anything of value, directly or indirectly, to foreign government officials or political candidates in order to obtain or retain business. The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. Covered Persons should refer to the Company's Gifts and Gratuities Policy in the Associate Handbook.

     F. EQUAL EMPLOYMENT OPPORTUNITY AND HARASSMENT

     It is the Company's policy to provide equal employment opportunities in all aspects of employment and the Company prohibits discrimination of any kind. The Company expects each of the Covered Persons to act in a manner consistent with its equal employment opportunity policy.

     The Company is committed to a work environment which fosters teamwork and cooperation and in which all individuals are treated with respect and dignity. Accordingly, it is the continuing policy of the Company to ensure that harassment will not be tolerated. This includes associates, applicants for employment, temporary workers, contractors, vendors, service providers, clients or others with whom associates may interact in the workplace.

     Covered Persons should refer to the Associate Handbook, which provides additional information regarding the Company's equal employment opportunity, harassment, and other policies.

     G. PROTECTION AND USE OF COMPANY ASSETS

     Each of the Covered Persons should protect the assets of the Company, including records and confidential information, and ensure their efficient use. All assets of the Company should be used for legitimate business purposes only. In addition, Covered Persons should refer to the Delegation of Authority Policy, which provides controls relating to the approval of transactions, expenditures and other disposition of assets.

     H. RECORD KEEPING

     The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions and to comply with applicable laws and regulations. All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must accurately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls.


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     It is the Company's policy to retain all records and documents necessary for the conduct of its business and as required by applicable laws, rules and regulations. Records and documents should be retained according to the Company's record retention policies. Records and documents should not be destroyed or discarded if they are the subject of an investigation (whether internal or by a governmental authority or self-regulatory organization) or a judicial, regulatory, administrative or other proceeding, including, but not limited to, records or documents that are requested in a subpoena or other information request in an investigation or proceeding. Questions regarding record and document retention in such situations should be addressed to the Company's General Counsel or Chief Compliance Officer.

     I. WAIVER

     The Company's General Counsel, the Chief Administrative Officer and the Audit Committee each has the authority to approve a waiver from any provision of this Section IV of the Code for all Covered Persons and Company agents and representatives. Each of the Company's General Counsel and the Chief Administrative Officer will report promptly to the Chief Executive Officer, the Chief Financial Officer or the Audit Committee any waiver he or she approves from any provision of this Section IV of the Code.

V.   REPORTING VIOLATIONS

     A. REPORTING VIOLATIONS OF THE CODE

     Each of the Covered Persons shall promptly provide the Company's General Counsel or the Company's Audit Committee with information concerning conduct such Covered Person reasonably believes to constitute a violation of this Code or a material violation by the Company or its directors, officers or associates, of the securities laws, rules or regulations and other laws, rules or regulations applicable to the Company. Alternatively, Covered Persons may provide such information anonymously in accordance with subsection B below.

     Any Covered Person having a concern or complaint regarding questionable accounting or auditing matters of the Company is encouraged to speak with his or her manager or submit the concern or complaint to the Company's Managing Director of Corporate Audit or General Counsel, who will then transmit it to the Audit Committee. Such concerns or complaints may be submitted anonymously in accordance with subsection B below, in which case they will be treated as confidential subject to applicable law, rules and regulations.

     B. ANONYMOUS REPORTING OF VIOLATIONS

     Any violation of this Code and any violation by the Company or a Covered Person of the securities laws, rules or regulations, other laws, rules or regulations applicable to the Company or concerns or complaints regarding questionable accounting or auditing matters of the Company may be reported anonymously via the Company's hotline provider, The Network, by calling 1-877-888-0002.


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     C. ANTI-RETALIATION

     Covered Persons are encouraged to talk to supervisors, managers or other appropriate personnel about observed possible violations of this Code or laws, rules, or regulations. It is the policy of the Company not to permit retaliation for good faith reports of misconduct by others and to promptly investigate reports received. The Company strives to ensure that all of its associates can work in an environment free from retaliation. Retaliation against an individual for reporting violations or participating in investigations relating to perceived violations of Company policies or this Code, or laws, rules or regulations is a violation of this Code and will subject the offender to disciplinary action, up to and including termination. False and malicious complaints of retaliation may be the subject of appropriate disciplinary action as well. This does not include any complaints made in good faith, even if it is determined that unlawful retaliation did not occur.

     Covered Persons who believe that they have been the victims of unlawful retaliation resulting from their lawful act of providing information to, or assisting an investigation performed by, the Company or any regulatory or government agency should immediately report their concerns to the Company's Human Resource Department or anonymously as provided in subsection B above. Any reported allegations of retaliation will be investigated promptly. The investigation may include individual interviews with the persons involved and, where necessary, with individuals who may have observed the alleged conduct or may have other relevant knowledge. Each of the Covered Persons is expected to cooperate in connection with the investigation. Confidentiality will be maintained throughout the investigatory process to the extent consistent with the need to conduct an adequate investigation and, where appropriate, take corrective action.

VI.  COMPLIANCE AND ACCOUNTABILITY

     With respect to Ameritrade's directors and executive officers, the Audit Committee will assess compliance with this Code, report violations of this Code to the Board of Directors, and, based upon the relevant facts and circumstances, recommend to the Board of Directors appropriate action.

     With respect to all other associates, agents and representatives of the Company, the Company's General Counsel and the Chief Administrative Officer each has the authority to assess compliance with this Code, report violations of this Code to the Audit Committee to the extent either determines appropriate, and, based upon the relevant facts and circumstances, determine appropriate action or recommend to the Audit Committee appropriate action.

     A violation of this Code may result in disciplinary action, up to and including termination of employment.






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                       CODE OF BUSINESS CONDUCT AND ETHICS

APPENDIX OF DEFINED TERMS

The terms below are defined in the sections indicated:

"Ameritrade":                       Section I

"Code":                             Section I

"Company":                          Section I

"Covered Persons":                  Section II

"Public Disclosures":               Section I

"Regulatory Reporting":             Section III.C

"SEC":                              Section I